Crowe Horwath LLP Independent Member Crowe Horwath International

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-40104 on Form S-8 of Dime Community Bancshares, Inc. of our report dated June 22, 2016 appearing in this Annual Report on Form 11-K of The Dime Savings Bank of Williamsburgh 401(k) Plan for the year ended December 31, 2015.

Crowe Horwath LLP

New York, New York
June 22, 2016